                                  EXHIBIT 11

KEANE, INC.

COMPUTATION OF EARNINGS PER SHARE

FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

(IN THOUSANDS, EXCEPT PER SHARE DATA)


Primary                             1993            1994              1995
                                ------------------------------------------------
Average shares outstanding
    Common Stock                    11,297           13,617           15,887

    Class B Common Stock               291              290              288

    Net effect of dilutive stock
    options -- based on the
    treasury stock method
    using average market price         310              255              173
                                   -------          -------          -------
         Total                      11,898           14,162           16,348
                                   =======          =======          =======
Net Income                         $ 9,058          $16,235          $19,257
                                   =======          =======          =======
Per Share Amount                   $   .76          $  1.15          $  1.18
                                   =======          =======          =======


Fully Diluted                       1993            1994              1995
                                ------------------------------------------------
Average shares outstanding
    Common Stock                    11,297           13,617           15,887

    Class B Common Stock               291              290              288

    Net effect of dilutive stock
    options -- based on the
    treasury stock method
    using higher of average
    market price of period
    ending price                       328              260              185
                                   -------          -------          -------
         Total                      11,916           14,167           16,360
                                   =======          =======          =======
Net Income                         $ 9,058          $16,235          $19,257
                                   =======          =======          =======
Per Share Amount                   $   .76          $  1.15          $  1.18
                                   =======          =======          =======

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